UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 10, 2001

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                               US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.             53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     On July 10, 2001, US Airways Group, Inc. issued a news release.

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                  Description
------------                                                    -----------

     99                          News release dated July 10, 2001 of US Airways Group, Inc.

                                                                                 SIGNATURES
                                                                                 --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                                US Airways Group, Inc. (REGISTRANT)

Date: July 10, 2001                                                  By:     /s/ Anita P. Beier
                                                                                Anita P. Beier
                                                                                Vice President and Controller
                                                                                (Chief Accounting Officer)

                                                                                 US Airways, Inc. (REGISTRANT)

Date: July 10, 2001                                                  By:     /s/ Anita P. Beier
                                                                                Anita P. Beier
                                                                                Vice President and Controller
                                                                                (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

WOLF, GANGWAL SAY US AIRWAYS TO REMAIN INTACT

     ARLINGTON, Va., July 10, 2001 -- US Airways Chairman Stephen M. Wolf and President and Chief Executive Officer Rakesh Gangwal said today that they have no intention to, and will not, recommend a breakup of US Airways to its Board of Directors.

     Wolf and Gangwal stated that "as a result of the decision by UAL Corporation to withdraw from the merger agreement with US Airways, we have received numerous questions from employees, customers and public officials regarding the potential breakup of the airline, as well as unsolicited calls from our competitors expressing interest in parts of the company. The uncertainty regarding a potential breakup weighs heavily on our employees, and we feel it is important to address this issue now.

     "Since we joined the company in 1996, the people of US Airways have met a variety of challenges successfully while consistently showing their dedication to running a quality airline. It is with that same focus and dedication that we will need to jointly address the challenges and opportunities going forward."

NUMBER: 4105